                                                                    Exhibit 99.3

                                 QRS CORPORATION
                             STOCK OPTION AGREEMENT

                                   WITNESSETH:

RECITALS

         A. The Board has adopted the Plan for the purpose of attracting and retaining the services of employees who are neither executive officers of the Corporation nor members of the Board and who are not otherwise subject to
Section 16 of the Securities Exchange Act of 1934, as amended.

         B. Optionee is an individual who is to render valuable services to the Corporation (or any Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to Optionee.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to that number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

         2. Option Term. This option shall expire at the close of business on the Expiration Date specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or 6.

         3. Limited Transferability. This option shall be exercisable only by Optionee during Optionee's lifetime and shall not be transferable or assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death.

         4. Dates of Exercise. This option shall become exercisable for the Option Shares in accordance with the installment schedule specified in the Grant Notice. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 6 of this Agreement. In no event shall this option become exercisable for any additional Option Shares following Optionee's cessation of Service.

         5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

         (i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option remains outstanding, then Optionee shall have a right to exercise this option until the earlier of (A) the expiration of the three (3)-month period measured from the date of such cessation of Service or (B) the Expiration Date.

         (ii) If the Optionee dies while holding this option, then the personal representative of Optionee's estate or the person or persons to whom this option is transferred pursuant to Optionee's will or in accordance with the laws of inheritance shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (B) the Expiration Date.

         (iii) Should Optionee cease Service by reason of Permanent Disability while this option remains outstanding, then Optionee shall have the right to exercise this option until the earlier of (A) the expiration of the twelve
    (12)-month period measured from the date of such cessation of Service or (B) the Expiration Date.

         (iv) During the applicable post-Service exercise period, this option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable on the date of Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any otherwise exercisable shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable.

         (v) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

         6. Corporate Transaction.

         A. In the event of any Corporate Transaction, this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or
(ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same vesting schedule in effect for those Option Shares pursuant to the Exercise Schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and such determination shall be final, binding and conclusive.

         B. Immediately following the consummation of the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

         C. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         7. Adjustment in Option Shares.

         A. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Corporation's receipt of consideration, the Plan Administrator shall make appropriate adjustments to
(i) the number and/or class of securities subject to this option and (ii) the Exercise Price payable per share in order to prevent any dilution or enlargement of benefits hereunder. Such adjustments shall be final, binding and conclusive.

         B. If this option is to be assumed in connection with any Corporate Transaction under Paragraph 6 or is otherwise to continue outstanding, then this option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate Exercise Price payable hereunder shall remain the same.

         8. Privilege of Stock Ownership. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the option and paid the Exercise Price for the purchased Option Shares.

         9. Manner of Exercising Option.

         A. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

         (i) Deliver to the Corporate Secretary of the Corporation a Notice of Exercise for the Option Shares for which this option is exercised.

         (ii) Pay the aggregate Exercise Price for the purchased shares through one or more of the following alternatives:

         - full payment in cash or by check payable to the Corporation's order;

         - full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

         - full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

         - full payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, State and local income taxes and employment taxes required to be withheld by the Corporation in connection with such purchase and to (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

         B. For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Exercise Price for the purchased shares must accompany such Exercise Notice.

         C. As soon as practical after receipt of the Exercise Notice, the Corporation shall mail or deliver to or on behalf of Optionee (or any other person or persons exercising this option in accordance herewith) a certificate or certificates representing the purchased Option Shares.

         D. In no event may this option be exercised for any fractional shares.

         10. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

         11. Compliance with Laws and Regulations. The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation's Common Stock may be listed at the time of such exercise and issuance.

         12. Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.

         13. Liability of Corporation. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation however, shall use its best efforts to obtain all such approvals.

         14. No Employment/Service Contract. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the Service of the Corporation (or any Parent or Subsidiary) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or Parent or Subsidiary) or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

         15. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporation's principal offices at 1400 Marina Way South, Richmond, California 94804. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

         16. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

         17. Taxes. Optionee shall make appropriate arrangements with the Corporation or any Parent or Subsidiary employing Optionee for the satisfaction of all Federal, State or local income tax and employment tax withholding requirements applicable to the exercise of this option.

                                    EXHIBIT I

                       NOTICE OF EXERCISE OF STOCK OPTION


         I hereby notify QRS Corporation (the "Corporation") that I elect to
purchase       shares of the Corporation's Common Stock (the "Purchased Shares")
at the option exercise price of $     per share (the "Exercise Price") pursuant
to that certain option (the "Option") granted to me under the Corporation's Special Non-Officer Stock Option Plan on

                       , 199  .
-----------------------

         Concurrently with the delivery of this Exercise Notice to the Corporate Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Exercise Price for the Purchased Shares.

                       , 199  .
-----------------------
Date

                                    --------------------------------------
                                    Optionee

                                    Address:
                                            ------------------------------

                                    --------------------------------------


Print name in exact manner
it is to appear on the
stock certificate:
                                    --------------------------------------
Address to which certificate
is to be sent, if different
from address above:
                                    --------------------------------------


                                    --------------------------------------

Social Security Number:
                                    --------------------------------------

Employee Number:
                                    --------------------------------------

                                    APPENDIX

         The following definitions shall be in effect under the Agreement:

         A. Agreement shall mean this Stock Option Agreement.

         B. Board shall mean the Corporation's Board of Directors.

         C. Code shall mean the Internal Revenue Code of 1986, as amended.

         D. Common Stock shall mean the Corporation's common stock.

         E. Corporate Transaction shall mean any of the following stockholder-approved transactions to which the Corporation is a party:

         (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

         (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

         (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

         F. Corporation shall mean QRS Corporation, a Delaware corporation.

         G. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         H. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

         I. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

         J. Exercise Schedule shall mean the exercise schedule set forth in the Grant Notice pursuant to which the option evidenced by this Agreement is to become exercisable for the Option Shares in a series of installments over the Optionee's period of Service.

         K. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

         L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

         (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         (ii) If the Common Stock is at the time listed on any national securities exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on that exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         M. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

         N. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

         O. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

         P. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

         Q. Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

         R. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

         S. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

         T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         U. Permanent Disability or Permanently Disabled shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         V. Plan shall mean the Corporation's Special Non-Officer Stock Option Plan.

         W. Plan Administrator shall mean the committee comprised of one or more Board members appointed by the Board to administer the Plan.

         X. Service shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee or an independent consultant or advisor.

         Y. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.